Exhibit 10.36

[Translation]

PayPay Money General Agency Agreement

PayPay Corporation (“PP”) and Yahoo Japan Corporation (the “General Agency”; together with PP, the “Parties”) in connection with the General Agency becoming a merchant of PayPay Money under the “PayPay Money Merchant Terms” set out in Exhibit 1 and the agreements to be executed with entities that will become merchants of PayPay Money and the rules, guidelines, and the like prescribed by PP that are incidental to the foregoing (collectively, the “Merchant Terms”) hereby enter into this PP Money Facilitator Agreement (this “Agreement”).

Article 1 Definitions

In addition to the definitions ascribed to them in the Merchant Terms, the definitions of the words and terms used in these Conditions shall be as set out in each item below.

(1)

“General Agency” means an entity that itself becomes a merchant of PP and, in accordance with this Agreement, (i) allows Sub-Merchants to use PayPay Money (including PayPay Bonus, defined in Item (4); the same applies hereinafter), (ii) receives the charges for Goods, Etc., and (iii) otherwise conducts various acts prescribed in this Agreement for the Sub-Merchants.

(2)

“Sub-Merchant” means an entity (limited to entities that use services (including settlement services) provided by the General Agency) which PP has given the General Agency the authorization to use PayPay Money. General Agency

(3)

“Merchant Agreements” means the agreements regarding the handling of PayPay Money executed between PP and the General Agency and the General Agency and a Sub-Merchant under terms and conditions that include the Merchant Terms.

(4)

“PayPay Bonus” means PayPay Lite, which PP grants free of charge in accordance with terms and conditions prescribed by either PP or business partners of PP such as purchasing goods designated by PP or business partners of PP or the like.

Article 2 Purpose

1.

The purpose of this Agreement is to streamline settlements for charges and improve the efficiency of administrative processes, such as settlements for charges, by enabling the General Agency to allow Sub-Merchants to use PayPay Money in connection with the services provided by the General Agency, as well as to realize the expansion of use of PayPay Money and improve convenience for PayPay Users, and to contribute to the development of the businesses of PP, the General Agency, and the Sub-Merchants.

2.

PP and the General Agency shall execute this Agreement under terms and conditions which include the Merchant Terms. When performing this Agreement, PP and the General Agency shall comply with the Merchant Agreements, including this Agreement, and all other relevant laws and ordinances in addition to the Merchant Terms, and neither party shall defame the social credibility or reputation of the other party.

3.	If there is any discrepancy in the terms and conditions of a Merchant Agreement executed with the General Agency and this Agreement, the terms and conditions of this Agreement shall prevail.

Article 3 General Agency System

The General Agency pursuant to the agreement between the General Agency and Sub-Merchant will conduct the services prescribed in each of the following items when a Sub-Merchant conducts a settlement using PayPay Money,General Agency:

(1)	notifying, adding, and modifying services for Sub-Merchants (details prescribed in Article 4);

(2)	settlement services for the charges for Goods, Etc. and fees for Sub-Merchants (details prescribed in Article 5 and Article 6);

(3)	communication to Sub-Merchants (details prescribed in Article 7);

(4)	management of Sub-Merchants (details prescribed in Article 8);

(5)	services which are incidental or related to the services prescribed in the preceding four items; and

(6)	any other services agreed upon by the General Agency and the Sub-Merchants and authorized by PP.

Article 4 Reporting, Addition, and Modification Services for Sub-Merchants

1.

When newly adding a Sub-Merchant, the General Agency shall inform such Sub-Merchant that the matters prescribed in each of the following items are the terms and conditions for using PayPay Money and shall obtain the consent of the Sub-Merchant thereto:

(l)	that, pursuant to an investigation by PP, the Sub-Merchant may be unable to use PayPay Money;

(2)	that the Sub-Merchant must comply with the Merchant Terms when using PayPay Money;

(3)

that PP will disclose to the General Agency information regarding the Sub-Merchant (including, but not limited to, information related to the settlements of PayPay Money and information related to orders to which PayPay Money pertains (the “Order-related Information”));

(4)	that there may be cases in which some of the functions PP provides through PayPay Money cannot be used at the Sub-Merchant; and

(5)	that if this Agreement ends, the Sub-Merchant will become unable to continue to use PayPay Money.

2.

If requested by PP to do so, the General Agency shall apply to add a Sub-Merchant by receiving from the [prospective] Sub-Merchant the [provision of the] information required to use PayPay Money (the trade name of and the goods handled by the [prospective] Sub-Merchant, and any other information stipulated by PP) via the method prescribed by PP, and then providing the information designated by PP thereto via the method prescribed by PP. In addition, if requested by PP to do so, the General Agency shall collect and submit to PP (i) copies of documents evidencing that the General Agency has obtained the personal identification documents of the representative of the [prospective] Sub-Merchant and the licenses and approvals of the [prospective] Sub-Merchant and (ii) any other documents, etc. that PP determines to be necessary.

3.

When providing the information referred to in the preceding paragraph, the General Agency shall confirm the consistency between such information and the documents, etc. prescribed in the preceding paragraph submitted by the [prospective] Sub-Merchant.

4.

When PP, with the cooperation of the General Agency, investigates the [prospective] Sub-Merchant to which the application under the preceding two paragraphs pertains and approves such Sub-Merchant, PP shall disclose to the General Agency the information pertaining to that Sub-Merchant [approved to use PayPay Money as a Sub-Merchant] via the method prescribed by PP. When the General Agency conducts the investigation of the [prospective] Sub-Merchant, it shall do so using investigation standards that are identical to the merchant investigation standards used by PP.

5.

When the General Agency receives from PP the information regarding the new Sub-Merchant prescribed in the preceding paragraph, the General Agency shall conduct the set up and registration necessary in order for the Sub-Merchant to use PayPay Money, or shall cause the Sub-Merchant to conduct the set up and registration itself.

6.	If there is any addition or modification to the information regarding the Sub-Merchant or the Goods, Etc. provided to PP pursuant to this Article, the General Agency shall report to PP thereon.

Article 5 Settlement Services for the Charges for Goods, Etc. and Fees

1.

The General Agency shall receive from PP the amount obtained after subtracting the merchant fees prescribed in Article 12, Paragraph 1 from the charges for Goods, Etc. of the Sub-Merchants paid by PP, and shall settle that amount by distribution to each Sub-Merchant.

2.

PP shall calculate the amount prescribed in the preceding paragraph by no later than the last day of each month, and shall send a written notice of payment therefor to the General Agency within 10 business days following such calculation. PP shall then pay such amount to the bank account designated by the General Agency by no later than the final day of the month in which PP receives the claim based on the written notice of payment. PP shall bear the cost for any wire transfer fees.

Article 6 Refund of Charges for Goods, Etc.

1.

When PP makes a request to the General Agency pursuant to the Merchant Agreements for the refund of the charges for Goods, Etc. of a Sub-Merchant after PP has already sent the payment for those charges for Goods, Etc. to the General Agency pursuant to the preceding Article, PP shall immediately notify the General Agency to that effect.

2.

When the General Agency receives the notice prescribed in the preceding paragraph, then, in respect of the charges for Goods, Etc. paid by PP pursuant to the preceding Article, the General Agency shall either (i) cancel the payment to the Sub-Merchant if such payment has not been completed, or (ii) request a refund from the Sub-Merchant if the payment to the Sub-Merchant has already been completed.

3.

The General Agency shall pay to PP the amount equivalent to the charges for Goods, Etc. of the Sub-Merchant to be refunded to PP, and PP may adjust such amount by subtracting it from the amount to be paid to the General Agency prescribed in the preceding Article. The General Agency shall bear any wire transfer fees incurred when paying the amount equivalent to the charges for Goods, Etc. of the Sub-Merchant that the General Agency is to refund [to PP].

4.

Notwithstanding the provisions of the preceding two paragraphs, if the General Agency determines that the content of the notice referred to in Paragraph 1 is not legitimate, then the General Agency may submit an objection to PP after indicating the reasonable grounds for such objection. If PP cannot prove the legitimacy of the content of the notice prescribed in Paragraph 1 against such objection, then the General Agency shall not bear any of the obligations prescribed in the preceding two paragraphs.

5.

If a PayPay Money Transaction between the General Agency or a Sub-Merchant and a User is cancelled (including in cases such as an agreement termination, cancellation, a cooling-off period termination, or the like), the General Agency shall immediately notify PP thereof. When it receives such notification, PP shall conduct the cancellation process for the withdrawal processes of the PayPay Money balance that PP had previously conducted based on such [cancelled] PayPay Money Transaction.

Article 7 Communication Services for Sub-Merchants

1.	The General Agency shall notify the Sub-Merchants of matters designated by PP when PP so instructs.

2.

When PP so instructs, the General Agency shall collect and submit to PP documents pertaining to a Sub-Merchant which PP has requested be submitted, such as notices of changes to information regarding the Sub-Merchant.

3.	If the General Agency receives an inquiry for PP from a Sub-Merchant, the General Agency shall report to PP thereon and shall notify the Sub-Merchant of the response from PP regarding the inquiry.

Article 8 Management of Sub-Merchants, Etc.

1.	The General Agency shall cause Sub-Merchants to comply with laws, regulations, and the like, the Merchant Agreements, and any other guidelines, etc. prescribed by PP for handling PayPay Money.

2.

The General Agency shall carry out business improvements for the Sub-Merchants or give guidance to the Sub-Merchants if the General Agency determines the foregoing to be necessary for the purposes prescribed in the preceding paragraph or if the General Agency is requested to do so by PP.

3.

If PP requests the General Agency to conduct an investigation, report on, or present materials (collectively, an “Investigation, Etc.”) in connection with matters that PP finds to be necessary such as any business contents, the status of use of PayPay Money by Sub-Merchants, or the contents of the Goods, Etc., then the General Agency shall immediately comply with such request, and shall cause the relevant Sub-Merchants to do the same.

4.

If PP conducts an Investigation, Etc. against a Sub-Merchant in connection with matters that PP finds to be necessary such as the business content, the status of use of PayPay Money, or the contents of the Goods, Etc., then the General Agency shall cooperate with such Investigation, Etc. conducted by PP and shall cause the relevant Sub-Merchants to do the same.

5.

If a Sub-Merchant breaches the Merchant Agreement or if a Sub-Merchant causes damage to a User, PP, or a third party due to a reason attributable to the Sub-Merchant, then the General Agency shall compensate for such damage, etc.

Article 9 Suspension of Use of PP

1.

PP may decide to suspend or end all or part of the use of PayPay Money by a Sub-Merchant if PP finds it reasonably necessary to do so. In this case, PP shall notify the General Agency to that effect immediately after suspending or ending such use.

2.	If this Agreement ends and all or part of the use of PayPay Money by the Sub-Merchants is suspended or ended, the General Agency shall immediately notify PP to that effect.

3.

If the General Agency receives from PP the notice prescribed in Paragraph 1 or if the case referred to in the preceding paragraph applies, the General Agency shall promptly suspend the provision of Order-related Information to the relevant Sub-Merchants and shall carry out the necessary settings and registrations pertaining to the end or the suspension of the use of PayPay Money by the relevant Sub-Merchants.

4.

From among the cases referred to in the preceding paragraph, even if the use of PayPay Money by the Sub-Merchants ends, any transactions using PayPay Money that are conducted during the period until the measures referred to in the preceding paragraph are completed, shall be [conducted] in accordance with the Merchant Terms and the Merchant Agreements, including this Agreement.

Article 10 No Use for Other Purposes

The General Agency shall not use systems, etc. related to PayPay Money or any Order-related Information for any purpose other than providing Order-related Information to Sub-Merchants.

Article 11 Responsibility for Service Operations

1.

PP shall, at its own responsibility and expense, handle inquiries related to PayPay Money, complaints, disputes, and the like from Users and other third parties (excluding services the General Agency provides for Sub-Merchants such as the services prescribed in each item of Article 3, Paragraph 1 (the “Services For Sub-Merchants”) and any services provided through the Services for Sub-Merchants); provided, however, that this obligation shall not apply in the case of a reason attributable to the General Agency.

2.

The General Agency shall, at its own responsibility and expense, handle inquiries, complaints, disputes, and the like from Users, Sub-Merchants, and any other third parties related to the services of the General Agency itself, as well as the Services For Sub-Merchants and any services provided through the Services For Sub-Merchants; provided, however, that this shall not apply in the case of a reason attributable to PP.

Article 12 Merchant Fees; Costs

1.

The General Agency shall pay to PP the amount obtained by multiplying the total amount of the one-month charges for Goods, Etc. settled by PayPay Money (to be calculated from the 1st day until the last day of each month) by the Fee Rate prescribed in Exhibit 2 as the merchant fee for the use of PayPay Money by the General Agency.

2.

The payment of the merchant fee referred to in the preceding paragraph shall be conducted when PP makes such payment to the General Agency by deducting the merchant fee from the charges for Goods, Etc. PP pays to the General Agency pursuant to the Merchant Agreements, including this Agreement, and the Merchant Terms.

3.	Parties shall bear the costs incurred in relation to this Agreement at their own expense, except for the cases expressly prescribed in this Agreement.

Article 13 Information Management

1.

In addition to the Order-related Information, when handling the personal information, etc. of Users (means personal information as prescribed in the Act on the Protection of Personal Information as well as Yahoo! Japan IDs, email addresses, communication logs, and cookie information, etc.; the same applies hereinafter), the Parties shall take due care to protect the privacy of the Users, and the Parties shall not disclose or divulge any Order-related Information to third parties.

2.	The Parties shall strictly manage personal information, etc. in accordance with laws and regulations and the guidelines of regulatory authorities.

3.

If either of the Parties divulges any Order-related Information to a third party (including a divulgence by a Sub-Merchant), the divulging party shall immediately report thereon to the Sub-Merchant whose Order-related Information was divulged and the other party, and after taking the measures necessary in order to minimize the effect and spread of damage resulting from the divulgence at its own responsibility and expense.The divulging party shall, also at its own responsibility and expense, take action such as compensating Sub-Merchants or Users for any damage incurred thereby. In this case, if the divulging party took the measures necessary in order to minimize the effect and spread of the damage, then the divulging party shall report to the other party in writing on the details of such measures.

Article 14 Confidentiality Obligations

1.

Each party shall strictly maintain as confidential, during and for two years after the term of this Agreement, any trade secret (as prescribed in Article 2, Paragraph 6 of the Unfair Competition Prevention Act) of the other party obtained through this Agreement and explicitly indicated by the other party to be confidential information at the time of disclosure (“Confidential Information”), and shall not disclose, provide, or divulge Confidential Information to any third party, or use Confidential Information for any purpose other than the performance of this Agreement without the prior written consent of the other party. However, either party may disclose Confidential Information if and to the extent required pursuant to a legally enforceable request for disclosure by a public agency, on the condition that the other party is promptly given notice of such disclosure.

2.	Notwithstanding the provisions of the preceding paragraph, the information listed in each of the following items shall not constitute Confidential Information:

(1)	information already held by the receiving party at the time of disclosure;

(2)	information that the receiving party develops independently without reference to Confidential Information;

(3)	information that was publicly known at the time of disclosure; and

(4)	information that becomes public knowledge after disclosure due to a reason not attributable to the receiving party.

3.

Each party may disclose the Confidential Information received from the other party to its own officers and employees to the extent necessary in order to perform this Agreement, and to any attorney-at-law, certified public tax accountant, or other professional with a professional duty of confidentiality. However, if either party discloses Confidential Information to a third party, the disclosing party must cause such third party to assume and comply with confidentiality obligations equivalent to those under this Agreement, and the disclosing party is fully liable to the other party for the third party’s handling of the Confidential Information.

Article 15 Use of Marks

1.

By receiving the authorization of PP, the General Agency may, to the extent necessary in order to perform the services prescribed in Article 4, use the trade name, trademarks, service names, logos, and the like of PP in printed materials and digital mediums, etc. related to the provision of the Services for Sub-Merchants.

2.

If PP uses the trade name, trademarks, service names, logos, and the like of the General Agency in printed materials and digital mediums, etc. in order to promote the use of PayPay Money, or if PP publishes the URL ,etc. of the General Agency’s website or establishes links to the website PP shall do so in accordance with the terms designated by the General Agency.

Article 16 Compensation Obligations of PP

If the General Agency incurs damage as a result of the willful misconduct or negligence of PP, PP shall compensate the General Agency for such damage, except in cases where the liability of PP for compensation for loss or damage is exempted under this Agreement.

Article 17 No Subcontracting

1.	The General Agency shall not subcontract to a third party any services pertaining to this Agreement without the written consent of PP therefor.

2.

Even if PP allows the General Agency to subcontract services, the General Agency shall not cause the subcontractor to handle personal information without separately obtaining the prior written consent of PP therefor.

3.

Notwithstanding the provisions of the preceding two paragraphs, the General Agency shall subcontract services pertaining to this Agreement to Netrust, Ltd., and may cause Netrust, Ltd. to handle personal information, and PP authorizes the foregoing.

4.

If the General Agency desires to subcontract to a third party services pertaining to this Agreement (other than the case prescribed in the preceding paragraph), the General Agency shall fill in the required matters stated in the form in Exhibit 3 and shall submit such form to PP, and the General Agency shall bear full liability for the services performed by such third party.

Article 18 No Transfer of Rights and Obligations

The Parties shall not transfer to a third party or provide as security all or part of their statuses, rights, and obligations arising under this Agreement without the prior written consent of the other party.

Article 19 Term

1.

The term of this Agreement is from February 1, 2019 to January 31, 2020. However, unless either party gives written notice to the other party at least three months before the expiration of this Agreement of its intention to terminate this Agreement, this Agreement will automatically renew for one year, and the same applies thereafter.

2.

If any outstanding obligations exist under this Agreement upon the termination of this Agreement, this Agreement will continue to apply with respect to those obligations until the performance thereof is completed.

Article 20 Early Termination

Either party may terminate this Agreement with three month’s prior written notice to the other party.

Article 21 Elimination of Transactions with Antisocial Forces

1.

Either party may immediately suspend performance of its obligations under or terminate all or part of the agreements with the other party, including this Agreement, without assuming any liability and without prior notice or demand for cure, if any of the entities listed below is discovered to be an antisocial force (meaning an organized crime group, member of an organized crime group, quasi-member of an organized crime group, corporation affiliated with an organized crime group, shareholder meeting extortionist (sokaiya), corporate extortionist acting under the guise of a social movement (shakai undo hyobo goro), corporate extortionist acting under the guise of political activity (seiji katsudo hyobo goro), a group that in the context of having a relationship with an organized crime group plays a key part in structural injustice using force or through a financial connection with an organized crime group (tokushu chino boryoku shudan), or similar person or group; the same applies hereinafter) or to have contributed to an antisocial force:

(1)	the other party;

(2)

a special interested party of the other party (means (i) an officer of the other party; (ii) a spouse or relative by blood within the second degree of kinship of (i); (iii) a company of which a majority of the voting rights are owned by (i) or (ii); (iv) a related company of the other party; or (v) an officer of (iv));

(3)	a material employee of the other party;

(4)	a major shareholder or major trading partner of the other party; or

(5)	in addition to the entities listed in each item above, any other person who substantively controls the management of the other party.

2.

If either party falls under the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

3.	Termination under this Article does not preclude the terminating party from claiming compensation for loss or damage against the other party.

Article 22 Termination for Cause; Acceleration

1.

If either party breaches all or part of its obligations prescribed in this Agreement, and fails to rectify that breach or perform within a reasonable period of time specified in a demand for cure issued by the other party, the other party may immediately suspend performance of its obligations under or terminate all or part of this Agreement, without assuming any liability and without issuing any prior notice or demand for cure.

2.

Either party may immediately suspend performance of its obligations under or terminate all or part of this Agreement, without assuming any liability and without issuing any prior notice or demand for cure, if the other party falls under any of the following items:

(1)

the other party is the subject of a petition for seizure, provisional seizure, provisional disposition, compulsory execution or auction, or a demand for payment of delinquent taxes and public charges, due to a decline in its financial or credit status;

(2)	the other party is the subject of a disposition by a supervisory authority suspending its operations or revoking its business license or business registration;

(3)

the other party is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or other legal insolvency proceedings, or begins proceedings for dissolution (including dissolution under laws and ordinances), liquidation, or an out-of-court workout;

(4)	the other party resolves to conduct a capital reduction or to abolish, suspend, or transfer all or a material part of its business;

(5)	the other party dishonors a note or check, or otherwise becomes actually insolvent or suspends payments; or

(6)	the other party undergoes a change in major shareholder or management, due to which the terminating party considers the continuation of this Agreement to be inappropriate.

3.

PP may immediately suspend performance of its obligations under or terminate all or part of this Agreement and any other agreements with the General Agency, without assuming any liability and without issuing any prior notice or demand for cure, if the General Agency falls under any of the following items:

(1)	PP determines that the General Agency has defamed or is likely to defame the social credibility of PayPay Money;

(2)	PP determines that the General Agency has violated laws or regulations or if PP otherwise determines that the continuation of this Agreement is inappropriate; or

(3)	if PP determines that the contents or terms of the Services For Sub-Merchants are inappropriate.

4.

If either party falls under any item of Paragraph 2, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash. The same shall also apply to the General Agency if PP terminates this Agreement pursuant to the preceding paragraph.

5.	Termination under this Article does not preclude the terminating party from claiming compensation for loss or damage against the other party.

Article 23 Handling when Agreement Ends

1.	If this Agreement ends, PP shall suspend the provision of the PP System to the General Agency via a method prescribed by PP.

2.

Transactions using PayPay Money that were conducted in the period until the suspension referred to in the preceding paragraph [becomes effective] shall be conducted in accordance with the Merchant Agreements, including this Agreement, and the Merchant Terms.

Article 24 Survival

Even after this Agreement ends, the provisions of Article 13 (Information Management), Article 14 (Confidentiality Obligations), Article 16 (Compensation Obligations of PP), Paragraph 2 of Article 19 (Term), Paragraph 4 and Paragraph 5 of Article 22 (Termination for Cause; Acceleration), Article 23 (Handling when Agreement Ends), this Article, Article 25 (Consultation), Article 27 (Jurisdiction), and Article 28 (Governing Law) shall remain in [full force and] effect.

Article 25 Consultation

The parties shall consult in good faith to resolve any matter not provided for herein or any doubt that arises regarding this Agreement.

Article 26 Changes to Agreement Terms and Conditions

The Parties must agree in writing in order to change any of the terms and conditions of this Agreement or any Exhibits or the like attached to this Agreement.

Article 27 Jurisdiction

Depending on the amount in dispute, the Tokyo District Court or the Tokyo Summary Court has exclusive jurisdiction as the court of first instance over litigation in connection with this Agreement.

Article 28 Governing Law

The formation, effect, performance, and interpretation of this Agreement are governed by the laws of Japan.

Remainder of this page intentionally left blank.

In witness whereof, this Agreement is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original.

January 9, 2019

PayPay:

1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Ichiro Nakayama, Representative Director [seal]

General Agency:

1-3 Kioicho, Chiyoda-ku, Tokyo

Yahoo Japan Corporation

Kentaro Kawabe, President & CEO [seal]

Exhibit 1

PayPay Money Merchant Terms

Article 1 General Provisions

These PayPay Money Merchant Terms (these “Terms”) prescribe the terms and conditions that apply in the case where an entity, engaged in the sale or provision (“Sale, Etc.”) of the Goods, Etc., (defined in Article 2, Paragraph 5) desires to enable settlement of the price of a Sale, etc via PayPay Money (defined in Article 2, Paragraph 1) issued by PayPay Corporation (“PP”).

Article 2 Definitions

1.	“PayPay Money” collectively means (1) and (2) below:

(1)

the item issued by PP called PayPay Lite, which is a prepaid payment instrument recorded by electromagnetic means that can be used in order to pay for the price of Goods, Etc. and can be transferred; and

(2)	the item issued by PP called PayPay Plus, which is an electromagnetic record that can be used in order to pay for the price of Goods, Etc. and can be transferred and withdrawn.

2.	“PayPay Money Account” means the account required in order to electromagnetically record and store PayPay Money.

3.

“User” means an individual that uses or an individual that desires to use PayPay Money in accordance with the PayPay Lite usage terms and conditions or the PayPay Plus usage terms and conditions prescribed separately by PP.

4.	“Merchant” means an entity that agrees to these Terms and applies to and receives authorization from PP to enable the settlement for the price of a Sale, Etc. of Goods, Etc. via PayPay Money.

5.	“Goods, Etc.” means the goods, services, or rights sold or provided by a Merchant.

6.

“PayPay Money Transaction” means a transaction in which a User settles the price for Goods, Etc. when purchasing, etc. [such Goods, Etc.] from a Merchant by using PayPay Money instead of paying with money or the like.

7.	“Merchant Store” means a store from among those operated by a Merchant at which the Merchant desires to enable PayPay Money Transactions and which has been authorized by PP therefor.

8.	“Merchant Website” means a website from among those operated by a Merchant on which the Merchant desires to enable PayPay Money Transactions and which has been authorized by PP therefor.

9.	“Target Goods, Etc.” means the Goods, Etc. for which the Merchant desires to enable payment to be settled via PayPay Money and which has been authorized by PP therefor.

10.	“Points” means the points that are granted through the point program designated separately by PP.

11.	“Service” means the service through which PP enables the Merchants to settle the price for a Sale, Etc. of the Target Goods, Etc. with PayPay Money.

Article 3 Merchants

1.	An entity that desires to become a Merchant (an “Applicant”) shall agree to these Terms and submit an application via the method prescribed by PP.

2.

PP shall conduct its prescribed investigation regarding the application submitted in accordance with the preceding paragraph, and if PP approves the Applicant as a Merchant, then PP shall register such Applicant as a Merchant and notify the Applicant to that effect.

3.	An agreement relating to these Terms (the “Agreement”) shall be formed at the time when the outgoing notice from PP to the Applicant referred to in the preceding paragraph is sent.

4.

Even if PP did not approve the application referred to in Paragraph 1, PP shall not disclose to the Applicant the reason for its refusal, and PP shall not bear any kind of obligation or liability to the Applicant for compensation for loss or damage or any other such obligation or liability under any name whatsoever.

5.

Merchants shall post the signs and service marks (“Merchant Sign, Etc.”) designated separately by PP on their Merchant Websites in accordance with the instructions of PP. If PP alters the design of a Merchant Sign, Etc. it has already designated, then the Merchants shall post the altered Merchant Sign, Etc.

6.

Except in the cases approved under these Terms, Merchants shall not display any names, trade names, trademarks, or any other such goods or services which pertain to the business of PP, or display anything which is likely to be mistaken or confused for any of the foregoing, and Merchants shall not display anything which is likely to be misinterpreted to the effect that the displaying Merchant represents PP or is a representative of PP.

7.

Merchants acknowledge in advance and without objection that, in order to promote the use of PayPay Money, PP will publish in printed materials, electronic mediums, and the like, or provide to third parties, the names, addresses, Target Goods, Etc., Merchant Stores, Merchant Websites, and the like of the Merchants without obtaining the individual approval from the Merchants to do so.

8.

Merchants shall not use any information regarding PayPay Money Transactions or use any Merchant Sign, Etc. for any purpose other than the purposes prescribed in these Terms nor cause any third party to do the same.

9.	Merchants shall make their employees and other such persons who engage in the business thereof thoroughly aware of these Terms and shall cause such employees and persons to comply with these Terms.

10.

PP shall deem all acts conducted by the employees of a Merchant and any other persons who perform the business thereof in connection with PayPay Money Transactions to have been conducted by such Merchant itself, and Merchants shall agree to the foregoing without objection.

11.

If PP determines that a PayPay Money Transaction conducted by a Merchant was inappropriate, that a Merchant is in breach of these Terms, or that it is necessary to do so in order to ensure or improve the stability of PayPay Money Transactions, PP may request such Merchant to (i) change or improve the Target Goods, Etc., the Merchant Store, the Merchant Website, advertising expressions, or the methods, etc. of [conducting] PayPay Money Transactions, (ii) cease a Sale, Etc., or (iii) conduct any other such rectification, and the Merchant shall comply with the request of PP.

Article 4 Notification Matters

1.

When completing the application referred to in Paragraph 1 of the preceding Article, Applicants shall notify PP of the following matters via the method prescribed by PP and shall receive acknowledgement thereof; the same shall apply in the case where there is a change in respect of any of the following matters following the execution of the Agreement:

(1)	the trade name [of the Merchant];

(2)	the Merchant Stores or Merchant Websites where the Merchant desires to conduct PayPay Money Transactions;

(3)	the corporation number [of the Merchant];

(4)	the names of representatives and persons responsible for services;

(5)	either a valid email address or phone number (or both) which can be used in order to receive communications from PP;

(6)	the address or location of the place of business [of the Merchant];

(7)	an account at a financial institution in the name of the Merchant to which PP can transfer the Adjusted Amount prescribed in Article 12;

(8)

the delivery method or provision method for Target Goods, Etc. in the case where the delivery or provision of the Target Goods, Etc. to which the PayPay Money Transactions pertain may be conducted multiple times or continuously;

(9)	an outline of the Target Goods, Etc.; and

(10)	any other matters separately designated by PP.

2.

Merchants shall not conduct PayPay Money Transactions at locations other than the Merchant Stores or Merchant Websites that have been authorized by PP. If a Merchant desires to newly add or change Merchant Store or Merchant Website, the Merchant shall notify PP thereof in advance via the method prescribed by PP and shall obtain authorization from PP therefor.

3.

If documents, wire transfer amounts, emails, or the like sent from PP arrive late or do not arrive due to an error in the matters notified [to PP] by a Merchant pursuant to Paragraph 1 or for any other such reason attributable to a Merchant, PP shall deem the sent item to have arrived at the Merchant as of the time such item would have normally arrived, and even if the Merchant incurs damage as a result of such late or non-arrival, PP shall not bear any kind of liability whatsoever therefor. In addition, if any dispute between a Merchant and a third party arises as a result of the aforementioned late or non-arrival, the Merchant shall resolve such dispute at its own responsibility and shall not cause any nuisance to PP [in connection therewith]; provided, however, that this excludes the case in which such damage was incurred due to a reason attributable to PP.

Article 5 PayPay Money Transactions

1.	When using the Service, Merchants shall grant PP the authority to receive on their behalf the costs of the Target Goods, Etc. (including taxes and shipping fees, etc.; the same applies hereinafter).

2.

When a User selects, in the method prescribed by PP, payment via PayPay Money for settling transactions with Merchants for the Target Goods, Etc. and the price of such Target Goods, Etc. is within the amount of the PayPay Money that such User possesses, then PP will deduct the amount of PayPay Money that is equivalent to the price of the Target Goods, Etc. from the PayPay Money Account of the User. When such deduction is complete, the claim of the Merchant against the User for the price of the Target Goods, Etc. shall be extinguished, and PP shall pay to the Merchant the price of those Target Goods, Etc. in accordance with the Agreement.

3.

Merchants may only allow the price of the Target Goods, Etc. to be subject to a settlement via PayPay Money, and may not include [in such settlement] an advance of cash or any adjustment, etc. of past accounts receivable in the aforementioned payment. In addition, Merchants may not split a transaction that is to be processed in a normal, one-time PayPay Money Transaction into multiple transactions without obtaining the consent of PP therefor.

4.

Merchants shall notify PP and follow the directions of PP if any suspicious matters are found in an offer by a User for a PayPay Money Transaction, such as cases in which a User is suspected of making an offer for an unusually large and expensive amount or unnaturally repeating the offer for the purpose of converting PayPay Money into cash, or cases in which a User is suspected of making an offer for the purpose of illegitimately acquiring Points.

5.

If PP determines that a case prescribed in the preceding paragraph is applicable, PP shall not accept the offer for the PayPay Money Transaction, and PP may suspend PayPay Money Transactions by the relevant Merchant without issuing notice thereof to such Merchant.

6.	Merchants shall not take part in any act, etc. which allows Users to acquire illegitimate Points.

Article 6 Delivery of Goods, Etc.

1.

When a Merchant has accepted a PayPay Money Transaction, it shall deliver or provide the Target Goods, Etc. to the User without delay. If the Merchant cannot deliver or provide the Target Goods, Etc. without delay, the Merchant shall notify the relevant Users in writing of the delivery or provision period therefor.

2.

In the case where a Merchant cannot, or is unlikely to be able to, perform an agreement with Users pertaining to the Target Goods, Etc., such as for the delivery or provision of the Target Goods, Etc. prescribed in the preceding paragraph, the Merchant shall notify the Users and PP to that effect, and the Merchant shall handle such situation in accordance with the instructions of PP if the Merchant receives such instructions therefrom.

Article 7 Early Termination of Continuous Transactions

In the case where a Merchant conducts a PayPay Money Transaction with a User which pertains to a continuous transaction agreement, if such User invokes the early termination of such continuous transaction agreement pursuant to laws or regulations, etc., or if the early termination of the continuous transaction agreement is conducted in accordance with the agreement of the Merchant and the User, then the Merchant shall immediately notify PP to that effect and also notify PP of the liquidation method of the claims and obligations established between such User and Merchant in conjunction with the early termination of the aforementioned continuous transaction agreement, and the Merchant shall handle such situation in accordance with the instructions of PP if the Merchant receives such instructions therefrom.

Article 8 Handling of Refunds, Etc.

1.

In respect of any problems which arise between a Merchant and a User regarding a defect or fault in the Target Goods, Etc. or any other such problem involving a PayPay Money Transaction, the Merchant shall resolve such problem with the User at its own responsibility; provided, however, that the Merchant shall not directly refund the User for the price of the Target Goods, Etc.

2.	If it becomes necessary for a Merchant to cancel a PayPay Money Transaction with a User, the Merchant shall notify PP thereof and follow the instructions of PP therefor.

Article 9 Transaction Limit Amount

1.	The maximum amount of PayPay Money which can be used in a one-time settlement shall be the amounts PP publicly announces separately and shall differ in accordance with the following categories:

(l)	PayPay Lite; and

(2)	PayPay Plus.

2.

Notwithstanding the provisions of the preceding paragraph, PP shall prescribe individual limits and notify the Merchants thereof if PP deems it necessary to do so. In this case, the Merchants shall comply with such notice.

Article 10 Handling of Prohibited Goods, Etc.

1.	If Merchants receive a demand from PP to cease the handling of some of the Target Goods, Etc., then the Merchants shall follow the instructions of PP therefor.

2.	Merchants may not handle the following Goods, Etc. with a PayPay Money Transaction:

(1)	Goods, Etc. for which the Merchant has not obtained the necessary licenses or approvals for transactions;

(2)	Goods, Etc. which induce, or are likely to induce, a crime;

(3)	Goods, Etc. which are used to attack or injure other persons or are otherwise harmful;

(4)	Goods, Etc. which violate, or are likely to violate, public order and good morals;

(5)

Goods, Etc. which violate, or a likely to violate, any of the provisions of the Act for Controlling the Possession of Firearms or Swords and Other Such Weapons, the Narcotics and Psychotropics Control Act, the Act on Securing Quality, Efficacy and Safety of Products Including Pharmaceuticals and Medical Devices (the so-called “Pharmaceutical Act”), the Washington Convention, or any other laws and regulations;

(6)	Goods, Etc. which unjustly infringe, or are likely to unjustly infringe, the portrait rights, copyrights, intellectual property rights, or any other rights of a third party;

(7)	Goods, Etc. which PP separately notifies the Merchants of; and

(8)	any other Goods, Etc. that PP determines to be inappropriate.

Article 11 Merchant Fees, Etc.

1.	Merchants shall pay to PP the amount obtained by multiplying the settlement amount by the fee rate separately prescribed by PP (“Fee Rate”) as a merchant fee.

2.

PP may revise the Fee Rate after taking into account economic conditions, changes in social conditions, fluctuations in the credit situation of a Merchant, and any other such circumstances. In this case, PP shall issue notice of or publicly announce the details of such Fee Rate revision in advance.

Article 12 Adjustment

1.

PP shall pay, by no later than the date prescribed by PP and via wire transfer to the account at a financial institution that each Merchant designated to receive wire transfers and reported to PP, the amount remaining after deducting the merchant fees and any consumption taxes levied thereon for a period prescribed by PP from the total amount of the [PayPay Money Transaction] settlements within that period (such money to be paid, the “Adjusted Amount”). However, if the payment date of the Adjusted Amount falls on a bank holiday, then the payment date shall be the immediately following bank business day.

2.

If PP has any claim against a Merchant (not limited to the claims under the Agreement) other than a right to payment pertaining to the merchant fees, then when PP makes the payment prescribed in the preceding paragraph [to such Merchant], it may do so after deducting the charges pertaining to such claim.

3.

If a Merchant has any claim for payment against PP other than the claim for the settlement amount, PP may pay its liability pertaining to such claim together with the payment prescribed in Paragraph 1 when making such payment [to the Merchant].

Article 13 Acceleration; Set-off

1.

If a Merchant is delayed in the payment of even a portion of any liability under the Agreement or any other agreement executed between the Merchant and PP, then pursuant to a claim from PP, all of the liabilities that Merchant owes to PP shall be accelerated and immediately become due and payable.

2.

PP may, at any time, setoff all claims PP has against a Merchant (not limited to claims under the Agreement) and all liabilities PP owes to a Merchant (not limited to liabilities under the Agreement) with the corresponding amount thereof, irrespective of the payment due dates of such claims and liabilities.

3.	PP shall calculate interest, etc. for the setoff up to the day on which PP notifies the setoff.

Article 14 Investigation; Cooperation; Reporting

1.	Merchants shall promptly submit materials to PP if there is a request from PP for materials regarding PayPay Money Transactions.

2.	Merchants shall cooperate with investigations regarding the status of use, etc. of PayPay Money Transactions by Users if there is a request from PP to do so.

3.

If PP requests a Merchant to conduct an investigation, report on, or submit materials in connection with the Merchant’s business details, accounting details, the status of use, etc. of PayPay Money Transactions, or any other matter PP deems to be necessary, the Merchant shall promptly comply with such request.

4.	If any circumstance arises, or is likely to arise, with respect to a Merchant which conflicts with the Agreement, the Merchant shall promptly report to that effect to PP.

Article 15 Recording of PayPay Money Transactions

Merchants shall record the date and time, type of Goods, Etc., quantity, and the like for transactions which Users offered to be PayPay Money Transactions, and shall promptly submit such records to PP if PP so requests.

Article 16 Subcontracting of Services

Merchants may not subcontract to a third party all or part of the services to be performed pursuant to the Agreement, except in the case where a Merchant has received the prior authorization of PP to do so.

Article 17 Compliance Matters

1.	Merchants shall comply with the following matters:

(1)

Merchants shall promptly report to PP if the Merchant changes its business category or otherwise changes the details of the Goods, Etc. it provides or if there is a change in a matter confirmed at the time when the Merchant began using the Service;

(2)

Merchants shall establish a [help] desk to deal with inquires and complaints, etc. from Users regarding the Target Goods, Etc. and shall deal with and resolve such inquiries and complaints, etc. from Users at their own responsibility;

(3)

in the case where a Merchant receives any instructions or guidance, etc. from a relevant authority or any other such administrative organ or the like, the Merchant shall respond thereto at its own responsibility, and shall resolve any problem [resulting therefrom] if such problem arises; and

(4)

Merchants shall not violate the Act on Specified Commercial Transactions, the Act against Unjustifiable Premiums and Misleading Representations, the Copyright Act, the Payment Services Act, or any other such laws or regulations or any other such standards when conducting their businesses (not limited to PayPay Money Transactions under the Agreement).

2.	If a Merchant breaches the provisions of the preceding paragraph, the Merchant shall immediately report to that effect to PP.

3.

If PP determines that a Merchant has breached, or is likely to breach, any of the provisions of Paragraph 1, PP may demand such Merchant to rectify the situation, and the Merchant shall promptly comply with such demand.

Article 18 Prohibited Matters

1.	Merchants shall not commit any of the following acts (including cases in which the provision of Goods, Etc. constitutes any of the following acts):

(1)

acts of discriminatory treatment which disadvantage Users more than ordinary customers who are not involved with PayPay Money Transactions, such as refusing to accept a PayPay Money Transaction from a User without a legitimate reason, demanding that a User pay in cash or via other payment methods, or charging different prices for payments in cash or via other payment methods;

(2)	acts in which a Merchant acquires PayPay Money through wrongful means, and acts of handling or receiving PayPay Money that the Merchant knows was acquired through wrongful means;

(3)	acts in which a Merchant counterfeits or alters a PayPay Money Account or PayPay Money, and acts of handling or receiving PayPay Money that the Merchant knows was counterfeited or altered;

(4)	acts in which a Merchant is assigned a claim held by a third party and includes such claim in a settlement as a claim pertaining to a PayPay Money Transaction conducted by that Merchant;

(5)	acts linked to crimes such as fraud;

(6)	acts which violate laws or regulations, the judgment, decision, or order of a court, or any other administrative measures that are legally binding under laws and regulations;

(7)	acts which harm, or are likely to harm, public order or good morals;

(8)

acts which infringe PP’s or a third party’s intellectual property rights such as copyrights, trademark rights, or patent rights, rights of reputation, privacy rights, or any other rights [granted] under laws and regulations or an agreement;

(9)	acts in which a Merchant converts PayPay Money into cash, assets, or any other such economic benefits via a method other than the methods prescribed by PP;

(10)	acts which grant benefits or any other such assistance to Anti-social Forces, Etc. (defined in Article 29, Paragraph 1);

(11)	acts which wrongfully collect, disclose, or provide the personal information or usage history information of PayPay Money, etc. of other persons;

(12)

acts which impede the servers or network systems of PP, acts which use bots, cheat tools, or any other such technological means to wrongfully operate a service, acts which intentionally exploit bugs in the systems of PP, acts which subject PP to undue inquiries or demands, such as repeatedly asking PP to answer similar questions beyond what is necessary, or any other acts which interfere with or impede the operation of business by PP or the use by the Users;

(13)	acts which support or encourage any of the acts listed above;

(14)	acts which use the Service in a transaction conducted by a sock-puppet account or other such fabricated transactions; and

(15)	any other acts which PP determines to be inappropriate.

2.

If PP determines that an act of a Merchant or the provision of Goods, Etc. by a Merchant constitutes any of the items listed in the preceding paragraph, PP may demand such Merchant to rectify the situation, and the Merchant shall promptly comply with such demand.

Article 19 Cancellation and Withholding of Payment of Adjusted Amount

1.	PP shall not bear any obligation to a Merchant to pay the Adjusted Amount for PayPay Money Transactions in the case of any of the following circumstances:

(1)	if the PayPay Money Transaction was conducted in breach of the provisions of Article 5;

(2)	if the PayPay Money Transaction was conducted in breach of the provisions of Article 9;

(3)	if the PayPay Money Transaction was conducted in breach of the provisions of Article 10;

(4)	if the Merchant breaches the provisions of Article 14;

(5)	if the Merchant breaches the provisions of Article 15;

(6)	if the Merchant breaches the provisions of Article 17;

(7)	if the Merchant breaches the provisions of Article 18;

(8)	if the Merchant breaches the provisions of Article 3, Paragraph 11 and does not comply with a de mand from PP to rectify such breach;

(9)

if two months have elapsed from the time at which the Merchant received the complaint or instructions or guidance, etc. stated in Article 17, Paragraph 1, Item (2) or Item (3) and the Merchant has not resolved the problem to which such complaint or instructions or guidance, etc. pertains;

(10)	if it becomes difficult to deliver or provide, etc. the Goods, Etc. to Users due to the circumstances of the Merchant;

(11)

if the PayPay Money Transactions were conducted after the date on which PP terminated the Agreement [for cause] pursuant to these Terms or after the designated termination date which the Merchant or PP proposed in order to terminate the Agreement [without cause]; and

(12)	if the Merchant otherwise breaches the Agreement.

2.

After PP has paid the Adjusted Amount to a Merchant, if such Merchant discovers that the PayPay Money Transactions which were the basis for the payment of such Adjusted Amount fall under a circumstance prescribed in any of the items in the preceding paragraph, then the Merchant shall immediately refund to PP the Adjusted Amount it received therefrom via the method prescribed by PP. In this case, PP may deduct the amount equivalent to the Adjusted Amount to be refunded from the next Adjusted Amount that PP will pay to the Merchant.

3.

If PP suspects that any of the matters stated in Paragraph 1 are applicable, or if any of the following are applicable, PP may request the relevant Merchant to investigate such matters, and PP may withhold the payment of the Adjusted Amount to such Merchant until the time at which the investigation by such Merchant is complete. In this case, PP shall not bear any payment obligation under any name whatsoever such as delay damages, compensation for loss or damage, interest, or the like.

(1)	If PP finds that there is one circumstance or multiple circumstances which constitute a cause for the termination of the Agreement prescribed in these Terms.

(2)	In the case where a Merchant has executed an agreement other than the Agreement with PP, if a fact arises which constitutes a circumstance to withhold payment under such agreement.

4.

After withholding payment pursuant to the preceding paragraph, if the cause for such payment withholding is resolved and PP finds it to be reasonable to conduct the payment for all or part of the withheld amount, then PP shall pay to the Merchant the amount within the scope PP deems reasonable. In this case, PP shall not bear any payment obligation under any name whatsoever, such as delay damages, compensation for loss or damage, interest, or the like in respect of money other than the amount within the aforementioned scope deemed reasonable, and the Merchant shall not make any claim against PP for the payment of such money.

5.

If PP’s suspicion that any of the matters stated in Paragraph 1 are applicable is not resolved even after 30 days have elapsed from the start of the investigation prescribed in Paragraph 3, PP shall not bear any payment obligation to the Merchant for the Adjusted Amount. Even in this case, PP may continue the investigation at its own discretion, and the Merchant shall cooperate with such investigation.

6.

If PP continues the investigation pursuant to the provisions of the preceding paragraph and as a result of such investigation PP finds it reasonable to conduct the payment of the Adjusted Amount for the PayPay Money Transactions, then PP shall pay to the Merchant the Adjusted Amount. In this case, PP shall not bear any payment obligation under any name whatsoever, such as delay damages, compensation for loss or damage, interest, or the like in respect of money other than the amount within the aforementioned scope deemed reasonable. The Merchant shall not make any claim against PP for the payment of such money.

Article 20 Processing in Cases of Seizure, Etc.

For Adjusted Amounts in cases of seizure, provisional seizure, disposition for delinquency, or the like, PP shall process the payments of such Adjusted Amounts in accordance with its prescribed procedures, and as long as this applies, PP shall not bear any payment obligation under any name whatsoever, such as for delay damages, compensation for loss or damage, interest, or the like.

Article 21 Handling of Confidential Information

1.

Merchants shall, with the due care of a prudent manager, strictly maintain as confidential any technical, trade, or other type of information of PP that the Merchants come to know in connection with the Agreement (“Confidential Information”), and Merchants shall not disclose, divulge, lose, or damage any Confidential Information (a “Divulgence, Etc.”) and shall not use any Confidential Information for any purpose other than the purposes prescribed in the Agreement (“Unauthorized Use”).

2.	Notwithstanding the provisions of the preceding paragraph, the information listed in each of the following shall be excluded from Confidential Information:

(1)	information that was already publicly known before it was acquired [by a Merchant];

(2)	information which became publicly known after it was acquired through no fault of the acquiring Merchant;

(3)	information which a Merchant already possessed prior to its acquisition, the fact of which the Merchant can prove; and

(4)	information which a Merchant obtained from a duly authorized third party under no obligation of confidentiality.

3.

In order to ensure that an incident of a Divulgence, Etc. regarding any Confidential Information does not occur, Merchants shall take any measure necessary for the security controls thereof, including precise information management, the development and improvement of systems, the development of internal rules, and training, etc. for employees.

4.

When a Merchant has acquired Confidential Information and has accomplished the purpose of use thereof prescribed in the Agreement, the Merchant shall promptly destroy, etc. such Confidential Information at its own responsibility.

5.

Merchants may replicate or reproduce Confidential Information only to the extent necessary for the performance of the Agreement. In this case, the Merchants shall handle any replication or reproduction of Confidential Information in the same manner as the Confidential Information itself.

6.	Merchants shall immediately report to PP if a Divulgence, Etc. regarding any Confidential Information occurs or is likely to occur.

7.

In the case where a Divulgence, Etc. of Confidential Information by a Merchant is likely to have occurred, PP may request such Merchant to conduct an investigation and issue a report regarding whether any Divulgence, Etc. actually occurred and the status thereof, or PP itself may conduct such investigation, and the Merchant shall cooperate with such investigation in good faith.

8.

In the case where an incident of the Divulgence, Etc. of Confidential Information by a Merchant did occur, the Merchant shall investigate in detail the cause of such Divulgence, Etc. and immediately report to PP the results of such investigation, and the Merchant shall take measures to prevent the spread of damage and effective and sufficient recurrence prevention measures. The Merchant shall conduct the investigation at its own expense, and PP may, if it finds it necessary to do so, select a firm, etc. to conduct the investigation into the cause of the incident, and [in such case] the Merchant shall use the firm selected by PP to conduct such investigation.

9.

The Merchant shall immediately implement the measures to prevent the spread of damage and the recurrence prevention measures that it formulated pursuant to the preceding paragraph, and shall promptly notify PP in writing on the details of such measures to prevent the spread of damage and the recurrence prevention measures. If PP separately formulates measures to prevent the spread of damage or recurrence prevention measures and requests the Merchant to implement such measures, the Merchant shall comply with the content of such request.

10.

If a Divulgence, Etc. or an Unauthorized Use occurs due to a reason attributable to a Merchant and PP incurs damage therefrom, PP may make a claim against the Merchant for compensation for such damage. The matters listed below shall be included in the scope of such damage, and the damage shall not be limited to these matters:

(1)	costs concerning service operations such as the response to Users; and

(2)	all costs that had to be expended through claims for compensation for loss or damage or the like that PP received from others in connection with the incident.

11.	Merchants shall acknowledge the matters listed below in advance:

(1)

PP will provide information (excluding personal information; the same applies hereinafter in this Article) it acquired in connection with the Merchants to other parties to the extent necessary in order to perform PayPay Money Transactions under the Agreement; and

(2)

if a party which received the provision of any information pertaining to a Merchant pursuant to the preceding item receives a disclosure demand from a public agency or the like pursuant to a law, regulation, or the like, or in any other similar case, such party will disclose the information pertaining to the Merchant.

12.	The provisions of this Article shall survive in full force and effect even after this Agreement ends.

Article 22 Handling of Personal Information

1.

PP and the Merchants mutually confirm that PP and each Merchant shall respectively acquire the personal information of Users and information regarding PayPay Money Transactions (means the names, addresses, and shipping addresses for Goods, Etc. of the Users who conduct PayPay Money Transactions, the names, amounts, and prices of the Goods, Etc. which are subject to purchase via PayPay Money Transactions, and all other such information regarding PayPay Money Transactions) and that PP and the Merchants shall manage and handle the foregoing information in accordance with their respective privacy policies.

2.

PP shall appropriately handle personal information, etc. (means personal information as prescribed in the Act on the Protection of Personal Information as well as PP IDs, email addresses, communication logs, and cookie information, etc.; the same applies hereinafter) that it acquires from Merchants in accordance with PP’s separately prescribed privacy policy and handling rules for personal information, etc.

3.

The Merchants agree that PP will, after taking the necessary measures, provide personal information, etc. that PP acquired from the Merchants to the subcontractor to which PP will subcontract the management services for the system for PayPay Money Transactions (the “PP System”), and that the subcontractor will use the personal information, etc. within the scope of such subcontracting engagement.

4.

When Merchants handle personal information, etc. in connection with PayPay Money Transactions, the Merchants shall act in accordance with the Personal Information Protection Act and the guidelines of the competent authorities, and the Merchants shall appropriately handle the personal information, etc. with the due care of a prudent manager and shall endeavor to prevent any wrongful access or wrongful use of the personal information, etc.

5.

If there is a Divulgence, Etc. by a Merchant to a third party of the personal information, etc. of Users or any information regarding PayPay Money Transactions prescribed in Paragraph 1, the Merchant shall deal with such Divulgence, Etc. at its own expense and responsibility.

Article 23 Intellectual Property Rights

1.

Merchants acknowledge that all property rights regarding any programs, contents, and information included in PP System shall belong to PP and are protected by the Copyright Act, the Trademark Act, the Design Act, and the like.

2.

Merchants acknowledge that all software used in relation to PP System is included in the [PP’s] property rights and trade secrets protected by the laws, regulations, and the like regarding intellectual property rights.

Article 24 Suspension of PayPay Money Transactions

If a Merchant falls under any of the following items, PP may temporarily suspend PayPay Money Transactions by such Merchant, and the Merchant may not conduct PayPay Money Transactions during this time until it is reauthorized by PP to do so:

(1)	if PP suspects that a Divulgence, Etc. or an Unauthorized Use of Confidential Information occurred;

(2)	if PP suspects that the Merchant falls under any of the agreement termination causes prescribed in these Terms;

(3)	if PP suspects that the wrongful use of PayPay Money occurred, or could occur, at the Merchant;

(4)

if PP receives a notice from another company, etc. to the effect that the sender of the notice suspects that the wrongful use of PayPay Money at the Merchant has occurred, or could occur, in connection with the use of a payment service the other company provides to the Merchant;

(5)	if the Merchant has not conducted a PayPay Money Transaction under the Agreement over a period of one year or more; or

(6)	if PP otherwise finds it necessary to do so to conduct smooth PayPay Money Transactions.

The Merchant may not make any claim for compensation for loss or damage or any other monetary claim under any name whatsoever against PP using the suspension of the PayPay Money Transactions under this paragraph as the reason.

Article 25 Term of Agreement

The term of the Agreement shall be for a period of one year from the execution date thereof. However, if neither a Merchant nor PP notify the other party to the effect that the notifying party will not renew the Agreement by no later than 30 days prior to the expiration of the term of the Agreement, then the Agreement shall automatically renew for an additional one year, and the same applies thereafter.

Article 26 Termination without Cause

1.

Notwithstanding the provisions of the preceding Article, a Merchant or PP may terminate the Agreement by issuing advance notice thereof to the other party by no later than 30 days prior [to the desired termination date].

2.

Notwithstanding the provisions of the preceding paragraph, PP may, without issuing any advance notice, terminate the Agreement with a Merchant that has not conducted any PayPay Money Transactions within the immediately preceding one year period.

3.

Notwithstanding the provisions of the preceding Article, PP may end its handling of the Service due to changes in social conditions, the amendment or repeal of laws or regulations, or for any other circumstance, etc. of PP, and in this case, PP may terminate the Agreement by issuing advance notice thereof to the Merchants.

4.

Even if a Merchant incurs damage (including loss of profits and opportunity loss) as a result of the ending of the Agreement pursuant to the preceding Article or this Article, PP shall bear no liability therefor.

Article 27 Suspension or Interruption of Service

If PP finds it necessary to suspend or interrupt its systems due to system maintenance, the failure of telecommunication lines, telecommunication means, or computers, or for other such reasons, then PP may suspend or interrupt all or part of the Service without issuing any advance notice to Merchants. Even if a Merchant incurs damage due to such suspension or interruption, PP shall not bear any liability therefor.

Article 28 No Assignment

1.

Merchants shall not assign to a third party, create a security interest over, or otherwise dispose of their [contractual] status under the Agreement or any of their rights or obligations created under the Agreement without the prior written consent of PP.

2.	Merchants acknowledge in advance that PP may assign to a third party its [contractual] status under the Agreement and any of its rights under the Agreement.

Article 29 Elimination of Anti-social Forces

1.

The Merchants represent that they currently do not, and covenant with respect to the future that they will not, constitute an organized crime group, a member of an organized crime group, a person for whom a period of five years has not elapsed since that person was an organized crime group member, a quasi-member of an organized crime group, a corporation affiliated with an organized crime group, a shareholder meeting extortionist (sokaiya) or the like, a corporate extortionist acting under the guise of a social movement or political activity (shakai undo-to hyobo goro), or a group or individual that in the context of having a relationship with an organized crime group plays a key part in structural injustice using force or through a financial connection with an organized crime group (tokushu chino boryoku shudan-to), or any other person similar to any of these entities (collectively, “Anti-social Forces, Etc.”), nor fall under any of the following items:

(1)	have a relationship through which the Merchant’s management is considered to be controlled by Anti-social Forces, Etc.;

(2)	have a relationship through which Anti-social Forces, Etc. are considered to be substantially involved in the Merchant’s management;

(3)

have a relationship through which Anti-social Forces, Etc. are considered to be unjustly used for the purpose of pursuing illicit gains for the Merchant, the business of the Merchant, or a third party, causing damage to a third party, or for any other similar purpose;

(4)	have a relationship through which the Merchant is considered to provide funds or benefits to Anti-social Forces, Etc. or otherwise be involved in Anti-social Forces, Etc.; or

(5)	an officer of the Merchant or any person substantially involved in that Merchant’s management has a socially reprehensible relationship with Anti-social Forces Etc.

2.	Merchants covenant that they themselves and the parties related thereto shall not commit any of the following acts, either directly or indirectly:

(1)	issue a violent demand;

(2)	issue an unjust demand that exceeds the legal liability of that demand’s recipient;

(3)

use threatening speech and behavior (including, but not limited to, stating to the effect that the Merchant itself or a party related thereto is any entity prescribed in the preceding paragraph) or violence in connection with a transaction;

(4)	spread rumors or use fraudulent means or force to damage the reputation of another party or to obstruct the operations of another party; or

(5)	any other act similar to those provided for in each of the items above.

3.

If PP discovers that a Merchant has breached any of the represented matters or covenanted matters prescribed in the preceding two paragraphs, PP may terminate the Agreement without issuing any demand for cure. In this case, PP shall not bear any liability for compensating the Merchant for any damage, loss, or costs the Merchant incurs as a result of such termination.

4.

If PP discovers or suspects that a Merchant has breached any of the represented matters or covenanted matters prescribed in Paragraph 1 or Paragraph 2, PP may withhold the payment of all or part of the Adjusted Amount, regardless of whether PP terminates the Agreement pursuant to the preceding paragraph. In this case, PP shall not be obligated to pay any delay damages.

5.

If PP suspects that a Merchant is in breach of any of the represented matters or covenanted matters prescribed in Paragraph 1 or Paragraph 2, PP may temporarily suspend PayPay Money Transactions by such Merchant, and the Merchant may not conduct PayPay Money Transactions during this time until it is reauthorized by PP to do so. The Merchant may not make any claim for compensation for loss or damage or any other monetary claim under any name whatsoever against PP using the suspension of the PayPay Money Transactions under this paragraph as the reason.

Article 30 Termination for Cause

1.	If a Merchant falls under any of the following items, PP may immediately terminate the Agreement without issuing any demand for cure to the Merchant or requiring any other such procedure:

(1)	if there were any false applications in the written documents the Merchant submitted to PP, or the content of the notification prescribed in Article 4, when the Agreement was executed;

(2)	if the Merchant purchases the claim [to the Adjusted Amount] of another person or makes a claim for payment of the Adjusted Amount to PP on behalf of another person;

(3)	if the Merchant breaches the provisions of Article 17;

(4)	if the Merchant breaches the provisions of Article 18;

(5)	if the Merchant neglects to refund the Adjusted Amount pursuant to Article 19, Paragraph 2;

(6)	if the Merchant breaches the provisions of Article 21 (regardless of whether there was willful misconduct or gross negligence by the Merchant);

(7)	if the Merchant breaches the provisions of Article 28;

(8)	in addition to each of the preceding items, if the Merchant, an employee of the Merchant, or any other person who engages in the business thereof breaches the Agreement;

(9)	if a note or check issued by the Merchant is dishonored or the Merchant otherwise suspends payments;

(10)

if the Merchant is subject to a petition for seizure, provisional seizure, or provisional disposition or a disposition for delinquency, if the Merchant is subject to a petition for bankruptcy, corporate reorganization, civil rehabilitation, or special liquidation, or if the Merchant itself files a petition for any of the foregoing or dissolve other than by way of merger;

(11)	in addition to the preceding two items, if PP determines that there has been a material change in the credit standing of the Merchant or a representative thereof;

(12)

if PP determines that the credit sales system, mail order system, or electronic system for PayPay Money Transactions (including transactions via electronic PP currency other than PayPay Money) [of the Merchant] is being misused, including in cases pertaining to transactions with other companies, etc.;

(13)	if PP determines that the operations or business category of the Merchant violates public order or good morals;

(14)	if PP determines that the Merchant has made a payment claim for a sales amount pertaining to fabricated trade receivables or conducted any other unlawful act;

(15)	if PP determines that the Merchant has committed an act which caused a loss in the credibility of PP;

(16)

if the Merchant is subject to a disposition such as the instruction, warning, advice, or order from an administrative or judicial authority and [as a result] PP determines that it is reasonable to terminate the Agreement;

(17)	if the Merchant is subject to disposition by a regulatory authority for the suspension of its business or the revocation of its licenses, approvals, and the like;

(18)

if the Merchant or a representative thereof is delinquent in the performance of its obligations to PP under a separate agreement the Merchant executed with PP and the Merchant’s obligations under such agreement are accelerated;

(19)	if the Merchant falls under any agreement termination cause in respect of an agreement executed with PP other than the Agreement; or

(20)	if PP otherwise determines the Merchant to be inappropriate.

Article 31 Handling following End of Agreement

1.	If the Agreement ends, Merchants shall not conduct any handling regarding PayPay Money with Users thereafter.

2.

If the Agreement ends, PayPay Money Transactions conducted by no later than the agreement ending date shall continue to be valid, and Merchants and PP shall handle such PayPay Money Transactions in accordance with these Terms; provided, however, that this shall not apply in the case where a Merchant and PP have separately agreed [otherwise].

3.

If the Agreement ends, Merchants shall immediately cease the use of all Merchant Signs, Etc. at their own expense, and shall remove all statements, expressions, and the like relating to the handling of PayPay Money from all advertising mediums. Merchants shall promptly return to PP all documents related to the handling [of PayPay Money] and all printed items PP granted to the Merchants.

Article 32 Compensation for Loss or Damage

1.

If a User, PP, or any other third party incurs damage as a result of a Merchant or an officer or employee thereof breeching the Agreement or the like or conducting any unlawful act, etc., the Merchant shall be obligated to compensate for such damage.

2.

If PP receives a claim for payment for compensation for loss or damage, penalties, fines, or the like from a third party as a result of a Merchant or an officer or employee thereof breeching the Agreement or the like or conducting any unlawful act, etc., the Merchant shall be obligated to compensate PP for the amount equivalent to the amount of loss or damage, penalties, fines, or the like pertaining to such claim.

Article 33 Exemptions

1.

PP and Merchants shall mutually bear no liability whatsoever for damage resulting from natural disasters, war, civil unrest, terrorism, tsunamis, lightning strikes, the enactment, amendment, or repeal of laws or regulations, orders or dispositions by a government authority, labor disputes, failures of telecommunication lines or other equipment, or any other reason that cannot be attributed to PP or the Merchants.

2.

If the performance of the Agreement becomes, or is likely to become, difficult, regardless of whether due to a circumstance stated in the preceding paragraph or for any other reason, or a situation arises which has a material effect on the performance of the Agreement, PP or the affected Merchant shall immediately notify the other party to that effect and consult thereon, and the affected party shall make efforts to minimize the effects [of such situation] on the business operations of both sides.

3.

Merchants acknowledge in advance that they will be unable to conduct PayPay Money Transactions when there is a failure of PP System, when there is development such as maintenance on PP System, or at other times when the implementation of PayPay Money Transactions cannot be conducted due to unavoidable grounds for the management of PP System, and in any such case Merchants shall not raise any objection to PP regarding loss of profits or opportunity loss as a result of the foregoing and shall not make any claim against PP such as for compensation for loss or damage.

Article 34 Delay Damages

If a Merchant is delayed in paying an obligation it must pay to PP, the Merchant shall pay delay damages at a rate of 14.6% per annum (calculated on a daily basis of 365 days per year), calculated starting from the day after the due date of such obligation until the day on which the payment is made.

Article 35 Matters not Provided in these Terms

If any issue arises regarding a matter not prescribed in these Terms, PP and the relevant Merchant shall consult in good faith and make best efforts to find a reasonable solution therefor.

Article 36 Amendment and Repeal of these Terms

1.

If PP determines that there are reasonable grounds to do so, PP may, at any time and at its discretion, amend or repeal [the provisions of] these Terms without obtaining the prior consent of the Merchants therefor.

2.

If PP amends or repeals [the provisions of] these Terms, PP shall notify the Merchants thereof or make an announcement by indicating such amendments or repeals on its website. Merchants who use the Service after the changes to these Terms become effective shall be deemed to have agreed to such changes.

Article 37 Governing Law

The Japanese version of these Terms is the controlling version, and these terms shall be governed by and construed in accordance with the laws of Japan.

Article 38 Jurisdiction

The Tokyo District Court or the Tokyo Summary Court shall have exclusive jurisdiction as the court of first instance regarding any dispute which arises between a Merchant and PP.

Exhibit 2

Merchant fees: 1.1% (excluding tax)

Exhibit 3 Application for Subcontracting

(Application Date) [Date]

PayPay Corportation:

Address:	1-3 Kioicho, Chiyoda-ku, Tokyo

Company:	Yahoo Japan Corporation

Representative:	Kentaro Kawabe, Representative Director

Subcontracting Application and Consent Form

Yahoo Japan Corporation ( “Yahoo”) pledges that it has confirmed and will comply with the following terms and conditions in connection with the services stated in detail below, (the “Services”) which Yahoo will implement after accepting the engagement of PayPay Corporation (“PP”) therefor, and Yahoo hereby applies to subcontract the Services.

1.

Yahoo shall execute with the subcontractor an agreement which prescribes (i) obligations that are equivalent to the obligations of Yahoo under the General Agency Agreement and all other related agreements executed between PP and Yahoo regarding the Services (the “Service Agreements”) and (ii) any other matters which must be complied with in such agreement, and Yahoo shall cause the subcontractor to comply therewith.

2.	Yahoo shall be responsible for all actions of the subcontractor pertaining to the Services and shall manage the personnel of the subcontractor in the same manner as the employees of Yahoo.

3.

If Yahoo receives a demand from PP to cease the subcontracting in the case where PP determines that it has concerns regarding the security controls [of the subcontractor], the case where there is a change in the internal management policies of PP, or other cases, then Yahoo shall promptly cease the subcontracting.

4.	Yahoo shall not permit the subcontractor to further subcontract the Services to a third party.

5.	Yahoo warrants that the outline, etc. of the subcontractor is as stated below, and Yahoo shall provide [any other] necessary information regarding the subcontractor [to PP] at PP’s request.

6.	The terms and conditions in this application shall constitute a part of Yahoo’s obligations under the Service Agreement.

Service Agreement	The “Service Agreement regarding PayPay Payments” dated [Date]

Services	Ex. [TBD] development services

Outline of subcontractor: —Company name:

-Address:

-Representative:

-[Amount of] stated capital:

-Number of employees:

Does subcontractor handle personal information? Yes/No

Details of personal information handled

Purpose of use of the personal information

Disclosure method of personal information	Disclosure method:

Person responsible for receiving personal information	(Department; Job title) (Name)

Personal information protection manager	(Department; Job title) (Name)

End

Yahoo Japan Corporation:	(Authorization Date) [Date]

PayPay authorizes the subcontracting of the Services pursuant to the terms and conditions above.

1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Ichiro Nakayama, Representative Director